EXHIBIT 10.15

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of the later of the dates set forth on the signature pages hereto, by and among SYSOREX GLOBAL HOLDINGS CORP., a Nevada corporation (the “Company”), and the purchaser whose name and address are set forth on the signature page annexed hereto (the “Purchaser”). The foregoing parties are sometimes referred to hereinafter individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to the Subscription Application of the Purchaser of even date herewith (each a “Subscription Application”), and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to sell to the Purchaser and the Purchaser desires to acquire from the Company that number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) as are set forth on the Purchaser’s signature page annexed hereto (the “Shares”), at a price of $2.60 per share, subject to the terms and conditions of this Agreement and the other documents or instruments contemplated hereby; and

WHEREAS, the Purchaser(s) and the Company are entering into an escrow agreement (“Escrow Agreement”) concurrently with this Agreement and the Subscription Application pursuant to which the Purchase Price, the Shares, and other deliverables in this Offering shall be deposited with the escrow agent appointed therein (“Escrow Agent”), pending the Closing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby covenant and agree as follows:

AGREEMENT

Section 1.     Sale and Issuance of Shares.

1.1     Subject to the terms and conditions of this Agreement, the Company’s board of directors has authorized the sale and issuance of up to 1,000,000 shares of Common Stock to one or more Purchasers in offering described herein (the “Offering”). At the Closing (as defined below), the Company shall sell and issue the Shares to the Purchaser, and the Purchaser shall purchase the Shares from the Company. If other investors participate in this Offering, such other investors shall execute and deliver an agreement of the same form as this Agreement (except for names, dates, Purchaser information and investment amounts), and are referred to as “Other Purchasers”, and collectively with the Purchaser, referred to as the “Purchasers”. The maximum number of Shares that the Company may sell to all Purchasers in this Offering is 1,000,000, unless a higher amount is authorized by the Company’s board of directors in its sole discretion. The Purchaser’s obligations hereunder are expressly not subject to or conditioned on the purchase of Shares by any or all of such Other Purchasers.

1.2     The aggregate purchase price for the Shares to be purchased by the Purchaser (the “Purchase Price”) shall be the amount set forth on the Purchaser’s signature page hereto.

Section 2.         The Closing.

2.1     The closing of the sale and issuance to the Purchaser (the “Closing”) shall occur on the date when the Company receives from the Purchaser (i) this Agreement, Purchaser's Subscription Application, and each other document or instrument contemplated hereby or thereby (collectively, the “Transaction Documents”) executed by Purchaser; (ii) payment of the Purchase Price, which shall be made contemporaneously with the execution and delivery of the Transaction Documents, by wire transfer of immediately available funds, to the Escrow Agent in accordance with the following instructions (and the subsequent release by Escrow Agent of the Purchase Price to the Company):

ACCOUNT NAME:.	RICHARDSON & PATEL LLP
IOLTA LAWYERS TRUST CHECKING
1100 Glendon Avenue, Suite 850
Los Angeles, CA 90024

BANK NAME:	COMERICA BANK OF CALIFORNIA
WESTWOOD OFFICE
1021 Glendon Ave.
LOS ANGELES, CALIFORNIA 90024
PHONE NUMBER 800-888-3595

ABA NUMBER:	121137522

SWIFT CODE:	MNBDUS33

ACCT. NUMBER:	1894608122
BENEFICIARY:	RICHARDSON & PATEL LLP
IOLTA LAWYERS TRUST CHECKING
Re: Sysorex Global Holdings Corp.

2.2     At the Closing, the Company shall instruct its transfer agent to issue and deliver to the Purchaser a certificate representing the Shares, against receipt by the Company of funds from the Escrow Agent in an aggregate amount equal to the Purchase Price for the number of Shares set forth on the Purchaser’s signature page hereto.

Section 3.         Representations and Warranties of the Company.

The Company hereby represents and warrants to the Purchaser as follows:

3.1     Organization.

The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to conduct its business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the Company.

3.2     Authorization of Agreement, Etc.

The execution, delivery, and performance by the Company of its obligations under the Transaction Documents has been duly authorized by all requisite corporate action on the part of the Company; and this Agreement and the Transaction Documents have been duly executed and delivered by the Company. Each of the Transaction Documents, when executed and delivered by the Company, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.3     Issuance of Shares.

The Shares are duly authorized and, when paid for and issued in accordance with the Transaction Documents, will be duly and validly issued, fully paid, and non-assessable, free and clear of all liens.

Section 4.         Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants to the Company as follows:

4.1     Authorization of the Documents.

The Purchaser has all requisite power and authority (corporate or otherwise) to execute, deliver, and perform its obligations under the Transaction Documents, and the execution, delivery, and performance by the Purchaser of its obligations under the Transaction Documents has been duly authorized by all requisite action on the part of the Purchaser and each such Transaction Document, when executed and delivered by the Purchaser, shall constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.2     Investment Representations.

All of the representations, warranties, and information of the Purchaser as set forth in the Purchaser’s Subscription Application are incorporated by reference herein, shall be deemed to be a part hereof, and shall be true and correct at the Closing with the same force and effect as if made by the Purchaser as of the date thereof.

4.3     Access to Company Information.

The Company has made available to the Purchaser, or to the Purchaser's attorney, accountant or representative, all documents that the Purchaser has requested, and the Purchaser has requested all documents and other information that the Purchaser has deemed necessary to consider respecting an investment in the Company. The Company has provided answers to all questions concerning the Offering and an investment in the Company. The Purchaser has carefully considered and has, to the extent the Purchaser believes necessary, discussed with the Purchaser's professional technical, legal, tax and financial advisers and his/her/its representative (if any) the suitability of an investment in the Company for the Purchaser's particular tax and financial situation. All information the Purchaser has provided to the Company concerning the Purchaser and the Purchaser's financial position is, to Purchaser’s knowledge, correct and complete as of the date set forth below, and if there should be any material adverse change in such information prior to the acceptance of this Agreement by the Company, the Purchaser will immediately provide such information to the Company. The Purchaser has such knowledge, skill, and experience in technical, business, financial, and investment matters so that he/she/it is capable of evaluating the merits and risks of an investment in the Shares. To the extent necessary, the Purchaser has retained, at his/her/its own expense, and relied upon, appropriate professional advice regarding the technical, investment, tax, and legal merits and consequences of this Agreement and owning the Securities.

4.4     Risk Factors.

The Purchaser acknowledges that an investment in the Shares is speculative and that there is a substantial risk that the investor may lose the Purchaser’s entire investment in the Shares. The Purchaser has reviewed the “risk factors” provided in Annex A to this Agreement. The Purchaser understands that any plans, estimates and projections, provided by or on behalf of the Company, involve significant elements of subjective judgment and analysis that may or may not be correct; that there can be no assurance that such plans, projections or goals will be attained; and that any such plans, projections and estimates should not be relied upon as a promise or representation of the future performance of the Company. The Purchaser acknowledges that the Company, nor anyone acting on the Company’s behalf makes any representation or warranty, express or implied, as to the accuracy or correctness of any such plans, estimates and projections, and there are no assurances that such plans, estimates and projections will be achieved. The Purchaser understands that the Company’s technology and products are new, and not all of it may be tested and commercialized, and that there is no guarantee that the technology and products will be commercially successful. The Purchaser understands that all the risks associated with the technology are not now known. Before investing in the Offering, the Purchaser has been given the opportunity to ask questions of the Company about the technology and the Company’s business and the Purchaser has received answers to those questions.

4.5     Confidential Treatment.

Purchaser acknowledges and agrees that any information or data it has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence. Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

Section 5.         Registration Rights.

The Purchaser shall have piggy-back registration rights with respect to all of the Shares purchased hereunder, however such rights shall exclude registrations involving the following: (i) the initial registration of the Company’s common stock in an initial public offering pursuant to a registration statement filed by the Company on October 9, 2013 as amended, (ii) any registration effected solely to implement an employee benefit plan, (iii) any registration in connection with a transaction to which Rule 145 of the Securities Act is applicable, (iv) any registration statement on Form S-4 or Form S-1 covering company securities issued in connection with the acquisition of a business, or (v) any registration statement on Form S-8 or any successor form thereto. In each and every registration in which the Purchaser has the foregoing piggy-back registration rights, the Company agrees to provide the Purchaser with written notice of such registration not less than thirty (30) days prior to such registration. The Purchaser shall have the option of including up to all of the Shares purchased hereunder (other than Shares that have been previously registered for resale under this Section) in the registration statement on Form S-1 or equivalent form filed with the Commission, in order to register the resale of such shares pursuant and subject to Rule 415 of the Securities Act. The Purchaser agrees to conduct any sales of the Purchaser’s Shares in accordance with the “plan of distribution” set forth in such registration statement. In addition, the Company agrees to use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other state securities or state Blue-Sky laws as shall be reasonably requested by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act. The Company acknowledges and agrees that it shall make all filings, disclosures, updates and any other actions which are necessary in order to keep any registration statement which includes any Shares continuously effective under the Securities Act for at least twenty-four (24) months following the effective date of such registration statement. Notwithstanding the foregoing, the Company may suspend the effectiveness of such registration statement for a period not to exceed ninety (90) days after the effective date thereof if the Company’s board of directors reasonably believes that the continued effectiveness thereof would be materially detrimental to the Company because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or the Exchange Act, as applicable, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly; provided, however, that the Company shall not register any securities for resale for its own account or that of any other stockholder during such ninety (90) day period. All expenses (other than underwriting discounts and commissions applicable to the Purchaser’s Shares sold under the offering and fees for counsel retained by the Purchaser) incurred in connection with registration pursuant to this Section shall be borne and paid by the Company.

Section 6.         Brokers and Finders.

Unless the Company shall engage a placement agent in connection with the Offering or shall otherwise determine in its sole discretion, the Company shall not be obligated to pay any commission, brokerage fee, or finder’s fee based on any alleged agreement or understanding between the Purchaser and a third person in respect of the transactions contemplated hereby. The Purchaser hereby agrees to indemnify the Company against any claim by any third person for any commission, brokerage fee, finder’s fee, or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the Purchaser and any such third person, whether express or implied from the actions of the Purchaser or anyone acting or purporting to act on behalf of the Purchaser.

Section 7.         Indemnification by the Purchaser.

The Purchaser hereby agrees to indemnify and defend (with counsel acceptable to the Company) the Company and its officers, directors, employees, and agents and hold them harmless from and against any and all liability, loss, damage, cost, or expense, including costs and reasonable attorneys’ fees, incurred on account of or arising from:

(a)     any breach of or inaccuracy in any of the Purchaser’s representations, warranties, or agreements made herein, in any of the Transaction Documents, or in any document or instrument contemplated hereby or thereby; and

(b)     any action, suit, or proceeding based on a claim that the Purchaser’s representations, warranties or agreements made herein, in any of the Transaction Documents, or in any document or instrument contemplated hereby or thereby, were inaccurate or misleading, or otherwise cause for obtaining damages or redress from the Company or any current or former officer, director, employee, or agent of the Company under the Securities Act.

Section 8.         Successors and Assigns.

This Agreement shall bind and inure to the benefit of the Company, the Purchaser, and their respective successors and assigns.

Section 9.         Entire Agreement.

This Agreement and the other writings and agreements referred to in this Agreement or delivered pursuant to this Agreement contain the entire understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or verbal, among the Parties with respect thereto.

Section 10.       Notices.

All notices, demands and requests of any kind to be delivered to any Party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to the Company, to:

Sysorex Global Holdings Corp.
405 Clyde Avenue
Mountain View, CA 94043
Attn.: Nadir Ali, Chief Executive Officer
Fax: (703) 880-7219
Tel: (650) 967-2200
ali@sysorex.com

with a copy (which shall not constitute notice) to:

Richardson & Patel, LLP
1100 Glendon Avenue, Suite 850
Los Angeles, California 90024
Attn: Nimish Patel, Esq.
Facsimile: 310-208-1154
Tel: (310) 208-1182
npatel@richardsonpatel.com

if to the Purchaser, to:

at the address of the Purchaser set forth on the Purchaser’s signature page hereto;

or to such other address as the Party to whom notice is to be given may have furnished to the other Parties to this Agreement in writing in accordance with the provisions of this Section. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of internationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 11.       Amendments.

This Agreement may not be modified or amended, nor may any provision of this Agreement be waived, except as evidenced by a written agreement duly executed by the Company and holders of at least 51% of the Common Stock purchased by the Purchaser and all Other Purchasers combined (if any), and any such agreement shall be binding on the Purchaser and all other Purchasers.

Section 12.       Governing Law; Waiver of Jury Trial.

All questions concerning the construction, interpretation, and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether in the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. In furtherance of the foregoing, the internal law of the State of Nevada will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

Section 13.       Submission to Jurisdiction.

Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York and the United States of America located in the Borough of Manhattan, City of New York, and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Purchaser hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. The Purchaser hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.

Section 14.       Severability.

It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited, or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited, or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 15.       Independence of Agreements, Covenants, Representations and Warranties.

All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The exhibits and any schedules annexed hereto are hereby made part of this Agreement in all respects.

Section 16.       Counterparts.

This Agreement may be executed in any number of counterparts, and each such counterpart of this Agreement shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile or PDF counterpart signatures to this Agreement shall be acceptable and binding.

Section 17.       Headings.

The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 18.     Expenses.

Each Party shall pay its own fees and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement, the Transaction Documents and any document or instrument contemplated hereby or thereby.

Section 19.       Preparation of Agreement.

The Company prepared this Agreement and the Transaction Documents solely on its behalf. Each Party to this Agreement acknowledges that: (i) the Party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other Party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such Party; and (iii) such Party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each Party further acknowledges that such Party was not represented by the legal counsel of any other Party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests. Each Party agrees that no conflict, omission, or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied, or otherwise construed against any other Party to this Agreement on the basis that such Party was responsible for drafting this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of the later date set forth on the signature pages below.

COMPANY:

Date: February 24, 2014		SYOREX GLOBAL HOLDINGS CORP.

	By:	/s/ Nadir Ali
Nadir Ali
Chief Executive Officer

[Purchaser Signature Page Follows]

Purchaser Signature Page to

Securities Purchase Agreement

PURCHASER:

Geneseo Communications, Inc., by
Scott D. Rubins
Name of Purchaser	Name of Individual representing
(Individual orInstitution)	Purchaser (if an Institution)

/s/ Scott D. Rubins, President & CEO
Title of Individual representing	Signature of Individual Purchaser or
Purchaser (if an Institution)	Individual representing Purchaser

Address for Notices: 111 East First Street
Geneseo, IL 61254

Telephone: 309-944-2103

Facsimile: 309-944-4406

800,000
Number of Shares Purchased

$2,080,000
Aggregate Purchase Price

2-24-2014
Date